EXHIBIT 10.5

SIXTH LOAN MODIFICATION AGREEMENT

This Sixth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 15, 2005, by and among (i) SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts  02462 (“Bank”) and (ii) ASPEN TECHNOLOGY, INC., a Delaware corporation with offices at Ten Canal Park, Cambridge, Massachusetts 02141 and ASPENTECH, INC., a Texas corporation with offices at Ten Canal Park, Cambridge, Massachusetts 02141 (jointly and severally, individually and collectively, “Borrower”)

1.                                       DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of January 30, 2003, evidenced by, among other documents, a certain Loan and Security Agreement dated as of January 30, 2003 between Borrower and Bank, as amended by a certain letter agreement dated February 14, 2003, a certain First Loan Modification Agreement dated June 27, 2003, a certain Second Loan Modification Agreement dated September 10, 2004, a certain Third Loan Modification Agreement dated January 28, 2005, a certain Fourth Loan Modification Agreement dated April 1, 2005, and as further amended by a certain Fifth Loan Modification Agreement (the “Fifth Amendment”) dated May 6, 2005 (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                                       DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations including the Export-Import Bank Loan and Security Agreement dated as of January 30, 2003, as amended, and all other agreements, documents and instruments executed and delivered in connection therewith, all of which shall be referred to collectively as the “Existing Loan Documents”.

3.                                       DESCRIPTION OF CHANGE IN TERMS.

Modifications to Loan Agreement.

(i)                                     Section 4.4 of the Loan Agreement is hereby amended by deleting the following text appearing therein:

“Borrower shall cause the Account Debtors to remit all Receivables owned by Borrower to Silicon and Silicon shall hold all payments on, and proceeds of, Receivables in a lockbox account, or such other “blocked account” as Silicon may specify, pursuant to a blocked account agreement in such form as Silicon may reasonably require.  All such payments on, and proceeds of, Receivables shall be first applied to the Obligations in such order as Silicon shall determine, with the excess, if any, deposited on a daily basis into an operating account of Borrower with Silicon. “

and inserting in lieu thereof the following:

“Borrower shall cause the Account Debtors to remit all Receivables to Silicon and Silicon shall hold all payments on, and proceeds of, Receivables in a lockbox account, cash collateral account, and/or such other “blocked account” as Silicon may specify (collectively, the Lockbox Account”), pursuant to such blocked account agreements in such form as Silicon may reasonably require.  Prior to the occurrence of a Default, all such payments on, and proceeds of,

Receivables, as well as any and all other payments deposited into the Lockbox Account, shall be held by Silicon in the Lockbox Account, to be disbursed by Silicon as instructed by Borrower pursuant to a reconciliation and disbursement authorization (the “Disbursement Authorization”) furnished to Silicon by Borrower or as otherwise provided hereinbelow.  Borrower shall deliver to Silicon a Disbursement Authorization, in form satisfactory to Silicon, no less frequently than on or before 11:00 a.m. on Monday of each week with respect to the prior week’s receipts/deposits.  Borrower warrants and represents that each such Disbursement Authorization shall include a direction that all such payments on, and proceeds of, Receivables are to be applied by Silicon to the Obligations in such order as Silicon shall determine, with the excess, if any, deposited into Borrower’s operating account maintained with Silicon.  Such Disbursement Authorization shall also include a direction that any other payments deposited into the Lockbox Account which do not constitute a portion of Silicon’s Collateral shall be deposited into Borrower’s operating account or such other account as may be directed by Borrower.  In the event Borrower fails to furnish Silicon with the Disbursement Authorization on or before 11:00 on Monday of any week, Silicon may apply such payments on, and proceeds of, Receivables to the Obligations in such order as Silicon shall determine. Upon request of Silicon, and in addition to all reports required to be delivered by Borrower to Silicon, Borrower shall deliver to Silicon such additional reports concerning the collection of Receivables in such form and on such frequency as Silicon shall require in its discretion.”

(ii)                                  The Loan Agreement shall be amended by deleting the following text appearing in Section 3 of the Schedule thereto:

“Collateral Handling Fee:           $2,000.00 ($1,000.00 when not borrowing and Borrower has advised Silicon that it has elected to be on “non-borrowing reporting status” pursuant to Section 6, below) per month, payable in arrears.”

and inserting in lieu thereof the following:

“Collateral Handling Fee:           $2,000.00 (which fee may be increased to no more than $4,000.00 in Silicon’s reasonable judgment upon 30 days’ prior written notice to Borrower) per month, payable in arrears.”

4.                                       CONSENT TO GUGGENHEIM CORPORATE FUNDING, LLC TRANSACTION AND RELEASE.  Silicon hereby understands that the Borrower and certain of its subsidiaries that have been or are to be formed intend to enter into certain transactions with Guggenheim Corporate Funding, LLC (“Guggenheim”), which include (i) entering into a Purchase and Sale Agreement (the “P&S Agreement”) between the Borrower and Aspen Technology Receivables I LLC (“Aspen I”), whereby the Borrower will sell, transfer and assign to Aspen I certain Transferred Receivables, Related Security, Contracts and Collections (as such terms are defined in the P&S Agreement) with respect thereto and other proceeds thereof (collectively, the “Transferred Assets”), (ii) entering into a Purchase and Re-Sale Agreement (the “P&RS Agreement”) between Aspen I and Aspen Technology Receivables II LLC (“Aspen II”), whereby the Aspen 1 will sell, transfer and assign to Aspen II the Transferred Assets, and (iii) entering into a Loan Agreement, and related Security Agreement (the “Guggenheim Financing Agreement”), between Aspen II and Guggenheim, whereby Guggenheim shall advance to Aspen II a term loan (all such transactions and related transactions being referred to as the “Guggenheim Transactions”).  Silicon has been provided with copies of the P&S Agreement, the P&RS Agreement and the Guggenheim Financing Agreements, and hereby consents, notwithstanding any prohibitions in any of the Existing Loan Documents, to the Guggenheim Transactions, including, without limitation, the sale, transfer and assignment of the Transferred Assets from the Borrower to Aspen I and then to Aspen II, free and clear of any lien or security interest of Silicon, on or before June 15, 2005, and the pledge of the Transferred Assets to Guggenheim in connection with the Guggenheim Financing Agreements (the substantive terms and conditions of which are detailed on EXHIBIT A annexed hereto), provided (i) such sale of the Transferred Assets is made on a

“true sale”, non-recourse basis consistent with Borrower’s past practices (except as otherwise specifically contemplated by the Guggenheim Transactions, (ii) on or before the date hereof, Silicon has been furnished with a schedule, with reasonable detail, identifying the specific Receivables to be sold, and (iii) no such Receivables are included for borrowing hereunder as an Eligible Receivable from and after the date of such sale.  Silicon specifically acknowledges and agrees that it shall retain no interest in or to the Transferred Assets, or the payments remitted in connection therewith, and Silicon will release any and all such interest in the Transferred Assets as provided in that certain Partial Release and Acknowledgement Agreement substantially in the form attached hereto as Exhibit B annexed hereto.  Silicon hereby confirms that from and after the date hereof, none of the Transferred Assets shall be “Collateral” or “Receivables” under any of the Existing Loan Documents, and more specifically, but without limitation, none of the Transferred Assets shall be “Intellectual Property” under those certain Negative Pledge Agreements between the Borrower and Silicon, dated January 30, 2003, as amended and in effect from time to time.

5.                                       REVOCATION OF CONSENT IN FIFTH AMENDMENT; REVISED CONSENT TO PAYMENT OF SUBORDINATED DEBT.

(a)                                  Paragraph No 4 (b) of the Fifth Amendment is hereby deleted in its entirety.

(b)                                 Notwithstanding the terms of the Existing Loan Documents to the contrary, including, without limitation, Section 5.5 of the Loan Agreement, Borrower may not redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower’s stock, and/or any of Borrower’s 5 1/4% Convertible Subordinated Debentures or other subordinated debt instruments; provided, however, Bank hereby consents to Borrower’s proposed repayment on or before June 15, 2005 of Borrower’s 5 1/4% Convertible Subordinated Debentures, provided that, at the time of such payment: (i) no Borrower is then in Default or would be in Default after giving effect to such payment, (ii) Borrower will be in pro-forma compliance with the Adjusted Quick Ratio covenant set forth in Section 5(c) of the Schedule to the Loan Agreement as of the subsequent reporting period after giving effect to the making of such payment, (iii) Borrower will have, after giving effect to such payment, at least $40,000,000.00 in Cash/Excess Availability, (iv) such payment does not exceed $56,745,000 (plus accrued interest), and (v) Borrower delivers to Bank a written notice at least one (1) business day prior to making such payment, which notice contains the appropriate reports and calculation evidencing Borrower’s pro-forma compliance with each of the Adjusted Quick Ratio covenant set forth in Section 5(c) of the Schedule to the Loan Agreement after giving effect to the making of such payment as well as evidence that Borrower will have Cash/Excess Availability of at least $40,000,000.00 after giving effect to the making of such payment.  As used herein, “Cash/Excess Availability” shall mean (i) Borrower’s cash deposits maintained with Bank, plus (ii) Borrower’s excess “availability” under the Loan Agreement (net of Loans, Letters of Credit or other indebtedness due and owing by Borrower to Bank), as determined by Silicon based upon the Credit Limit restrictions set forth in Section 1 of the Schedule to the Loan Agreement).

6.                                       FEES.  Borrower shall pay to Bank a consent, waiver and modification fee of $100,000.00, which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

7.                                       RATIFICATION OF NEGATIVE PLEDGE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreements each dated as of January 30, 2003 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect, except that, as provided above, from and after the date hereof, the “Intellectual Property” as defined therein, shall not include and shall specifically exclude any Transferred Assets.

8.                                       RATIFICATION OF PERFECTION CERTIFICATES.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in certain Perfection Certificates each dated as of January 30, 2003, as amended and affected by Schedule 1 to the Fourth Amendment and Exhibit A to the Fourth Amendment and acknowledges, confirms and agrees the disclosures and information therein has not changed as of the date hereof, other than in connection with the formation of Aspen I and Aspen II as contemplated by the Guggenheim Transactions.

9.                                       CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

10.                                 RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations, in each case all as modified hereby.

11.                                 NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

12.                                 CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.

13.                                 COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

ASPEN TECHNOLOGY, INC.

By:	/s/ Charles F. Kane
Name:	Charles F. Kane
Title:	SVP & CFO

ASPENTECH, INC.

By:	/s/ Charles F. Kane
Name:	Charles F. Kane
Title:	VP

BANK:

SILICON VALLEY BANK

By:	/s/ Michael Tramack
Name:	Michael Tramack
Title:	Relationship Manager

The undersigned, ASPENTECH SECURITIES CORP., a Massachusetts corporation,  ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unlimited Guaranty dated January 30, 2003 (the “Guaranty”) and a certain Security Agreement dated as of January 30, 2003 (the “Security Agreement”) and acknowledges, confirms and agrees that the Guaranty and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

ASPENTECH SECURITIES CORP.

By:	/s/ Charles F. Kane
Name:	Charles F. Kane
Title:	VP